UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

American Seafoods Group LLC

(Exact name of registrant as specified in its charter)

Delaware	333-90436	22-3702647
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Market Place Tower 2025 First Avenue Suite 1200 Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

(206) 374-1515

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 22, 2005, the board of directors of ASC Management, Inc., the general partner of American Seafoods Group LLC’s ultimate parent, American Seafoods, L.P., appointed Jeffrey Davis as a director. As previously disclosed on Form 8-K, dated December 14, 2004, Jeffrey Davis, American Seafoods Group LLC’s Chief Operating Officer since January 2000, resigned from the Company effective December 31, 2004 and was to join its board of directors shortly thereafter. Mr. Davis was nominated by Centre Partners Management LLC which is entitled to designate a majority of the seats on the Company’s board of directors pursuant to that certain Amended and Restated Securityholders Agreement, dated as of October 4, 2002, by and among several affiliates of Centre Partners; ASC Offshore Holdings Corp. and CP3 Tax-Exempt Holdings Corp.; Coastal Villages Pollock LLC; SF Partners XXIV, LLC, Central Bering Sea Fishermen’s Association, certain members of management and three investment funds managed by affiliates of Wasserstein & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN SEAFOODS GROUP LLC (Registrant)

Date: February 28, 2005	By:	/s/ BRAD BODENMAN
Brad Bodenman Chief Financial Officer